                              FINANCIAL STATEMENTS

                                   EXHIBIT 99

                            FINANCIAL STATEMENTS AND
                              SUPPLEMENTAL SCHEDULE

                                WILMINGTON TRUST

                               THRIFT SAVINGS PLAN

                     YEARS ENDED DECEMBER 31, 2005 AND 2004

          WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WILMINGTON TRUST THRIFT SAVINGS PLAN

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

Years ended December 31, 2005 and 2004

                                                                            PAGE
                                                                            ----
                              FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm .................     1
Statements of Net Assets Available for Benefits .........................     2
Statements of Changes in Net Assets Available for Benefits ..............     3
Notes to Financial Statements ...........................................     4

                              SUPPLEMENTAL SCHEDULE

Schedule H, Line 4i - Schedule of Assets (Held At End of Year) ..........     9

KPMG

KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Wilmington Trust
Benefits Administrative Committee:

We have audited the accompanying statements of net assets available for benefits of Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 2005 and 2004, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statement but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ KPMG LLP

Philadelphia, PA
June 27, 2006

               KPMG, LLP a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative

WILMINGTON TRUST THRIFT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                     December 31
                                                 2005           2004
                                             ------------   ------------
ASSETS
   Investments, at fair value                $165,892,524   $150,776,019
   Participant loans                            2,915,147      2,774,392
   Contributions receivable - Employer            142,661        118,718
                              Participants        452,715        372,045
                                             ------------   ------------
   NET ASSETS AVAILABLE FOR BENEFITS         $169,403,047   $154,041,174
                                             ============   ============

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                   Year Ended December 31
                                                    2005           2004
                                                ------------   ------------
ADDITIONS
   Investment income:
      Net appreciation in fair value
         of investments                         $  9,526,976   $ 11,398,797
      Interest                                            73             62
      Dividends                                    2,054,845      1,599,955
      Participant loan interest                      156,905        151,562
                                                ------------   ------------
                                                  11,738,799     13,150,376
   Contributions:
      Employer                                     3,630,467      3,309,679
      Employee                                    11,225,141     10,017,354
                                                ------------   ------------
                                                  14,855,608     13,327,033
   Transfers from other plans:
      Rollovers from other plans (see note G)        736,790      4,104,929
                                                ------------   ------------
      Total additions                             27,331,197     30,582,338
DEDUCTIONS
   Benefits paid to participants                  11,836,072      6,870,000
   Administrative expenses                           133,252        163,388
                                                ------------   ------------
      Total deductions                            11,969,324      7,033,388
                                                ------------   ------------
         NET INCREASE                             15,361,873     23,548,950
         NET ASSETS AVAILABLE FOR BENEFITS
            AT BEGINNING OF YEAR                 154,041,174    130,492,224
                                                ------------   ------------
         NET ASSETS AVAILABLE FOR BENEFITS
            AT END OF YEAR                      $169,403,047   $154,041,174
                                                ============   ============

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments are stated at estimated fair value on the statements of net assets available for benefits. The Wilmington Stable Value Fund (the "Stable Value Fund") and the Principal Large Cap Stock Index Separate Account (the "Pooled Separate Account") are stated at contract value. The disclosures included within the audited financial statements of the Stable Value Fund and the Pooled Separate Account indicate that contract value approximates fair value. The average yield and crediting interest rate for the Stable Value Fund for the years ended December 31, 2005 and 2004 were 4.21% and 3.76%, respectively. The average yield and crediting interest rate for the Pooled Separate Account for the years ended December 31, 2005 and 2004 were 4.58% and 10.49%, respectively. Fair value for the investments, other than the Stable Value Fund and Pooled Separate Account, is based on quoted market prices.

Participant loans are carried at the unpaid principal balance, which approximates their fair value.

Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of assets and unrealized appreciation (depreciation) of assets are combined in the financial statements as net appreciation (depreciation) in fair value of investments.

Benefits are recorded when paid.

It is the policy of Wilmington Trust Corporation (the "Corporation") and its subsidiaries (collectively, the "Company") to reclassify prior year financial statements to conform to the current year's presentation. Such reclassifications have no effect on the Plan's net assets available for benefits.

NOTE B - DESCRIPTION OF THE PLAN

The Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE B - DESCRIPTION OF THE PLAN (CONT.)

Subject to limitations of the Internal Revenue Code ("IRC"), employees may contribute 1% to 25% of their base salaries and eligible incentives. The first 6% of each participant's pre-tax contributions are eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the first date of employment. Participation in the Plan is voluntary and participants have the option to invest in various securities. Participants may change their investment options daily and the level of their contributions quarterly.

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings (losses). The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. Forfeitures may first be used to pay Plan expenses. Any forfeitures left after paying Plan expenses are used to offset employer contributions. Forfeitures for the years ended December 31, 2005 and 2004 were $64,534 and $184,190, respectively.

For 2005 and 2004, the Company paid the expenses of the Plan, except for the investment management fees paid by the participants invested in the non-Wilmington funds.

The Plan permits participants to borrow not more than the greater of one-half of their vested account balances or $50,000. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the vested balance in the participants' accounts. Interest rates on outstanding loans range from 5.25% to 10.75%.

The Company has the right under the Plan to discontinue its contributions to and to amend or terminate the Plan at any time. Upon termination of the Plan, the accounts of participants vest and become nonforfeitable.

Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Department of Wilmington Trust Company ("WTC"), a wholly owned subsidiary of the Corporation.

NOTE C - INVESTMENTS

The Plan's investments are held in a trust, for which WTC is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 are as follows:

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE C - INVESTMENTS (CONT.)

                                                       2005          2004
                                                   -----------   -----------
* Wilmington Stable Value Fund                     $21,786,224   $18,023,841
* Wilmington Trust Corporation Stock Fund           21,944,276    20,584,685
  Vanguard Windsor II Fund                          10,192,134            --
* Wilmington Multi-Manager International Fund       12,182,048    10,702,902
* Wilmington Broad Market Bond Fund                 10,248,313    10,623,584
  American Century Small Company Investment Fund     9,896,459     8,010,727
* Wilmington Small-Cap Core Fund                    14,856,889    16,173,236
* Wilmington Large-Cap Value Fund                   15,867,589    17,784,379
* Wilmington Large-Cap Growth Fund                  15,685,914    15,134,755

*    Indicates parties-in-interest.

During 2005 and 2004, the Plan's investments (including investments purchased and sold, as well as held during the year) appreciated in fair value as determined by quoted market prices as follows:

                                           Year Ended December 31
                                             2005          2004
                                          ----------   -----------
Mutual Funds                              $6,834,272   $ 9,697,502
Pooled Separate Accounts                     256,413       974,028
Wilmington Trust Corporation Stock Fund    1,597,254        84,424
Common/ Collective Trust                     839,037       642,843
                                          ----------   -----------
                                          $9,526,976   $11,398,797
                                          ==========   ===========

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE D - INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated September 3, 2004, stating that the Plan is qualified under Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation.

NOTE E - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                December 31
                                            2005           2004
                                        ------------   ------------
Net assets available for benefits per
   the financial statements             $169,403,047   $154,041,174
Amounts allocated to withdrawn
   participants                             (520,471)    (1,133,395)
                                        ------------   ------------
Net assets available for benefits per
   the Form 5500                        $168,882,576   $152,907,779
                                        ============   ============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                           Year ended           Year ended
                                                        December 31, 2005   December 31, 2004
                                                        -----------------   -----------------
Benefits paid to participants per the financial
   statements                                              $11,836,072         $ 6,870,000
Add: Amounts allocated on Form 5500 to withdrawn
   participants at December 31, 2005 and 2004,                 520,471          11,133,395
   respectively
Less: Amounts allocated to withdrawn participants at
   December 31, 2004 and 2003, respectively                 (1,133,395)          (1,028,097)
                                                           -----------         -----------
Benefits paid to participants per the Form 5500            $11,223,148         $ 6,975,298
                                                           ===========         ===========

Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end but not yet paid.

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE F - RELATED-PARTY TRANSACTIONS

Plan investments include shares of mutual funds and common/collective trust funds managed by the Company and common stock of the Corporation. The Company is the trustee as defined by the Plan and, therefore, the transactions qualify as party-in-interest transactions. The participants pay the investment management fees associated with the non-Wilmington funds. Other fees incurred for investment management, custodial and recordkeeping services were paid by the Company for the years ended December 31, 2005 and 2004.

NOTE G - PLAN MERGER

Balentine & Company, LLC (Balentine) is a wholly owned subsidiary of Wilmington Trust now known as Wilmington Trust Investment Management, LLC. The Balentine 401-K plan was terminated and merged into the Plan on January 1, 2004. The Balentine 401-K plan's assets of $3,598,563 rolled into the Plan on February 13, 2004 and are included within rollovers from other plans in the Statements of Changes in Net Assets Available for Benefits. The other $506,366 of participant rollovers included within the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2004 relates to rollovers from participants not related to the Balentine merger.

NOTE H - RISK AND UNCERTAINTIES

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

WILMINGTON TRUST THRIFT SAVINGS PLAN

EIN 51 0291463
PLAN NUMBER 002
PLAN YEAR 01/01/2005 TO 12/31/2005

(A)              (B)                                 (C)                            (D)             (E)
         IDENTITY OF ISSUER,              DESCRIPTION OF INVESTMENT
              BORROWER,          INCLUDING MATURITY DATE, RATE OF INTEREST,
       LESSOR OR SIMILAR PARTY       COLLATERAL, PAR OR MATURITY VALUE.       SHARES / UNITS   CURRENT VALUE
---   ------------------------   ------------------------------------------   --------------   -------------
      Principal Life Insurance   Pooled Separate Accounts                          120,848      $  5,689,576
      Company                    PRIN LG CP STK IDX SEP ACCT

 *    Wilmington Trust           Corporate Stock - Common                        1,437,066      $ 21,944,276
      Corporation                WILMINGTON TRUST STOCK FUND

 *    Principal Life Insurance   Common/Collective Trusts                          183,348      $ 21,786,224
      Company                    WILMINGTON STABLE VALUE FUND

      Principal Life Insurance   Registered Investment Company
      Company                    VANGUARD WINDSOR II FUND                          325,316      $ 10,192,134

      Principal Life Insurance   Registered Investment Company
      Company                    FIDELITY ADV EQ GROWTH INSTL                       81,641      $  4,148,183

      Principal Life Insurance   Registered Investment Company
      Company                    FIDELITY ADV DIV INTL FUND                        330,374      $  7,060,089

      Principal Life Insurance   Registered Investment Company
      Company                    AM CENTURY SM CO INV FUND                       1,011,909      $  9,896,459

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON BROAD MARKET BOND FUND               1,057,619      $ 10,248,313

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON LARGE CAP CORE                         234,768      $  3,838,447

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON LARGE CAP STRATEGIC                    273,371      $  3,313,249

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON LARGE CAP VALUE                      1,501,193      $ 15,867,589

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON MID CAP STRATEGIC                      253,289      $  3,193,965

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON LARGE CAP GROWTH                     1,414,421      $ 15,685,914

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON REAL ESTATE PTFOLIO                    237,776      $  3,295,571

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON SMALL CAP CORE                       1,383,324      $ 14,856,889

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON SMALL CAP STRATEGIC                    197,321      $  2,659,878

      Principal Life Insurance   Registered Investment Company
 *    Company                    WILMINGTON MULTI-MGR INTL                       1,335,753      $ 12,182,048

 *    Participant Loans          Range of Interest Rates
                                 Rates Range From 5.25% to 10.75%                2,915,147      $  2,915,147

 *    Wilmington Trust Company   Savings Accounts
                                 Rates Range From .19% to .20%                      33,722      $     33,722
                                                                                                ------------
                                                                             Total              $168,807,673
                                                                                                ============

*    Indicates parties-in-interest

See accompanying Report of Independent Registered Public Accounting Firm.